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                                                                    Exhibit 10.2

                                OPTION AGREEMENT


                  OPTION AGREEMENT, dated as of August 8, 2000 (the "Option Agreement"), by and between Pro Net Link Corp., a Nevada corporation (the "Company") and GlobalNet Ventures Partners, Inc., a Delaware corporation (the "Optionee").

                  WHEREAS, the Company has adopted the Pro Net Link Corp. Stock Option Plan (the "Plan");

                  WHEREAS, the Company and the Optionee are parties to an Agreement, dated of even date herewith (the "Agreement"), pursuant to which the Company agreed to grant to the Optionee certain options to purchase shares of the Company's stock; and

                  WHEREAS, the Board of Directors of the Company (the "Board") has determined, as expressed in a Unanimous Written Consent of the Board dated of even date herewith, that it is desirable and in the best interest of the Company to grant to the Optionee the stock option referred to above as an incentive for the Optionee to advance the interests of the Company.

                  NOW, THEREFORE, the parties agree as follows:

                  1. GRANT OF OPTION.

                           (a) Pursuant to the Plan, a copy of which is attached
hereto as Exhibit A, and subject to the terms and conditions set forth herein and therein, the Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of 15% of the current shares and all other Common Shares, options, warrants, convertible preferred shares or convertible debts or options after issue of such shares (i.e. on a fully diluted basis) (the "Option Shares") of the Company's Common Stock, $.001 par value per share (the "Common Stock").

                           (b) The Option is not intended to qualify as an
incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended.



                  2. CONSTRUCTION.

                  Any capitalized, defined or other terms not herein defined shall have the meaning ascribed to them in the Agreement.



                  3. PURCHASE PRICE.

                  The purchase price (the "Purchase Price") of the Option Shares shall be $1.89 per share (which is the lesser of (i) the closing price of the Common Stock on the trading day immediately preceding the date of the execution

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hereof and (ii) the 60 day rearward looking average closing price of the Common
Stock on the trading day immediately preceding the date of the execution of this Option Agreement).



                  4. TIME OF EXERCISE; TERM.

                           (a) The Option shall become exercisable, on a
cumulative basis, as to 15% of the Option Shares immediately as of the date hereof, as to 35% of the Option Shares, in equal monthly installments during the period commencing on the one month anniversary hereof and expiring on the nine month anniversary hereof, and as to the remaining 50% in equal quarterly installments during the period commencing on the one year anniversary hereof and expiring on the two year anniversary hereof.

                           (b) Notwithstanding the foregoing, in the event that
(i) the Board accelerates the termination of the Agreement pursuant to Section 18 of such Agreement, or (ii) there is a change in control of the Company, the Options shall become immediately exercisable with respect to 100% of the Option Shares. For purposes of this Section 4, a change in control of the Company shall mean (X) any time during the term hereof when individuals who are members of the Board as of the date hereof (together with any new Directors whose election by such Board members was approved by a vote of 51% or more of the directors who are members of the Board as of the date hereof) cease for any reason to constitute a majority of the members of the Board then in office, or (Y) the occurrence of any consolidation or merger of the Company with or into any other corporation or entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction.

                           (c) Notwithstanding the foregoing, in the event the
Agreement is modified pursuant Section 11 or Section 12 of such Agreement, subsequent to such modification, (i) in the event the Agreement is modified due to the death or disability, as the case may be, of John A. Bohn, the Option shall terminate with regard to 60% those Option Shares that have not previously become exercisable, and the remaining 40% of such Option Shares not previously exercised shall become exercisable in accordance with paragraph (a) of this
Section 4, and, (ii) in the event the Agreement is modified due to the death or disability, as the case may be, of Karen Morgan, the Option shall terminate with regard to 40% those Option Shares that have not previously become exercisable, and the remaining 60% of such Option Shares not previously exercised shall become exercisable in accordance with paragraph (a) of this Section 4.

                           (d) Subject to the earlier expiration as expressly
provided in Paragraph 7 hereof, the Option shall expire and cease to have any force or effect on the day before the tenth anniversary of the date hereof.



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                  5. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

                           (a) The aggregate number of Option Shares and the
Purchase Price shall be appropriately adjusted by the Board for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company.

                           (b) Any adjustment under this Paragraph 5 in the
number of Option Shares shall apply proportionately to only the unexercised portion of the Option. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.



                  6. METHOD OF EXERCISING OPTION AND WITHHOLDING.

                           (a) The Option shall be exercised by the delivery by
the Optionee to the Company at its principal office (or at such other address as may be established by the Board) of written notice of the number of Option Shares with respect to which the Option is exercised, accompanied by payment in full of the aggregate Purchase Price for such Option Shares. Payment for such Option Shares shall be made (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock held by the Optionee for a period of at least six months having a fair market value equal to the total payment due; or (iii) by a combination of the methods described in (i) and (ii) above.

                           (b) The Company's obligation to deliver shares of
Common Stock upon the exercise of the Option shall be subject to the payment by the Optionee of any applicable federal, state and local withholding tax. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state or local taxes required to be withheld with respect to such payment.



                  7. TERMINATION OF AGREEMENT.

                           (a) If the Agreement shall be terminated (i)
voluntarily by the Optionee within one year of the date of the execution of such Agreement or (ii) by the Company at any time for "Cause" (as defined in the Agreement), the Option to the extent not theretofore exercisable shall expire forthwith. The Option to the extent exercisable on the date of such termination may be exercised at any time within three months after such termination. The Option, to the extent unexercised, shall expire on the date three months after the termination of the Agreement.

                           (b) If the Agreement shall terminate other than
voluntarily by the Optionee or by the Company for Cause or pursuant to Section 13 of the Agreement, one hundred percent (100%) of the portion of the Option not therefore exercisable shall immediately be exercisable. The Option to the extent then exercisable may be exercised at any time within one year after the termination of the Agreement. The Option to the extent unexercised, shall expire one year after the termination of the Agreement.


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                           (c) If the Agreement shall be terminated voluntarily
by the Optionee after the first-year anniversary of the execution of such Agreement or pursuant to Section 13 of the Agreement, the Option to the extent exercisable as of such date shall remain exercisable at any time within one year after the termination of the Agreement. The Option, to the extent not exercised, shall expire one year after the termination of the Agreement.

                           (d) In the event of a termination pursuant to the
provisions of Paragraph 7(a), the exercise of the Option after the termination of the Agreement shall be subject to satisfaction of the condition precedent that the Optionee has not breached any material provision of any Operative Agreement (as defined in the Agreement).



                  8. TRANSFER AND INVESTMENT REPRESENTATION; LOCK-UP AGREEMENT.

                           (a) The Option is not transferable other than to a
successor in interest to the Optionee, and the Option may be exercised only by the Optionee. Any attempt to transfer the Option in contravention of this subparagraph (a) is void ab initio. The Option shall not be subject to execution, attachment or other process.

                           (b) The Optionee represents that, unless at the time
of exercise of the Option the Option Shares are registered under the Securities Act of 1933, any and all Option Shares purchased hereunder shall be acquired for investment only and without a view to the resale or distribution thereof. If the Option Shares are not so registered, certificates for the Option Shares shall bear a legend reciting the fact that such Option Shares may only be transferred pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel to the Company (or an opinion of counsel to the Optionee reasonably satisfactory to the Company) that such registration is not required. The Company may also issue "stop transfer" instructions with respect to such Option Shares while they are subject to such restrictions.

                           (c) The Company shall use its reasonable efforts to
have the Option Shares listed on each securities exchange on which the Common Stock is then listed as promptly as possible. The Company shall not be obligated to issue or sell any Option Shares until they have been listed on each securities exchange on which the Common Stock is then listed.

                           (d) The Optionee, if requested by the Company, hereby
irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer or dispose of any interest in the Options or the Option Shares during the 180-day period following the effective date of a registration statement filed under the Securities Act of 1933, as amended, or such shorter period of time as the Company may specify. The Optionee further agrees to sign such documents as may be requested by the Company to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Option shares subject to the end of such period.

                           (e) Nothing herein is intended to limit the rights of
the Optionee under the Registration Rights Agreement, dated August 2, 2000, between the Company, the Optionee and certain other parties thereto.


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                  9. NO RIGHTS IN OPTION SHARES.

                           The Optionee shall have none of the rights of a
shareholder with respect to the Option Shares unless and until issued to it upon exercise of the Option.



                  10. NO RIGHT TO CONTINUE THE TERM.

                           Nothing contained herein shall be deemed to confer
upon the Optionee any right to continue the Term other than as provided in the Agreement.



                  11. GOVERNING LAW/JURISDICTION.

                           This Option Agreement shall be governed by and
construed in accordance with the laws of the State of New York without reference to principles of conflict of laws. The parties hereto agree that any disagreement or dispute arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Option Agreement, any breach hereof, or any transaction covered hereby, or any proceeding brought by a party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Option Agreement, shall be brought by such party and resolved exclusively within the State of New York. Accordingly, the parties hereto consent and submit to the exclusive personal jurisdiction of the federal and state courts located within the State of New York, U.S.A. The parties hereto further agree that any such action or proceeding brought by a party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Option Agreement shall be brought by such party exclusively in the federal or state courts located within the State of New York.


                  12. ENTIRE AGREEMENT.

                           This Option Agreement, the Plan, the Operative
Agreements, and the agreements ancillary thereto contain the entire understanding and agreement between the parties hereto regarding the subject matter hereof and supercede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.



                  13. AMENDMENT OR WAIVER.

                           No provision in this Option Agreement may be amended
unless such amendment is agreed to in writing and signed by each of the parties hereto. No waiver by either party of any breach by the other party of any condition or provision contained in this Option Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by each of the parties hereto.




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                  14. SEVERABILITY.

                           In the event that any provision or portion of any
provision of this Option Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions and portions remaining of any provisions of this Option Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.


                  15. NOTICES.

                           Any notice required or permitted hereunder to be
given to a party hereto shall be effective only if given in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested or by Federal Express or other similar service, duly addressed to the party concerned at the address indicated below or to such changed address as such party may hereinafter specify by notice to the other party:

                  If to the Company:

                  Pro Net Link Corp.
                  645 Fifth Avenue
                  Suite 303
                  New York, NY 10022
                  Attention: Jean Pierre Collardeau

                           with a copy to:

                  Kronish Lieb Weiner & Hellman LLP
                  1114 Avenue of the Americas
                  New York, NY 10036
                  Attention: Stephen Huttler, Esq.



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                  If to Optionee:

                  GlobalNet Venture Partners
                  300 Park Avenue
                  New York, New York
                  Attention: Andrew Entwistle, Esq.

                           with a copy to:

                  Entwistle & Cappucci LLP
                  400 Park Avenue
                  New York, New York 10022
                  Attention: Andrew J. Entwistle, Esq.


                  16. EXECUTION OF OPTION AGREEMENT AND FURTHER ASSURANCES.

                           This Option Agreement may be executed in several
counterpart copies each of which shall constitute an original and the same instrument notwithstanding that both parties hereto are not signatories to the same counterpart. The parties hereto agree to execute such other documents and to take such other action as may be necessary or appropriate to carry out the intent of this Option Agreement, provided that the same are not inconsistent with the provisions hereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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                           IN WITNESS WHEREOF, the parties have executed this
Option Agreement as of the day and year first above written.



                                        GLOBALNET VENTURES PARTNERS, INC.


                                        By:/s/ Andrew J. Entwistle, Esq.
                                           _______________________________
                                           Name: Andrew J. Entwistle, Esq.
                                           Title: Principal




                                        PRO NET LINK CORP.



                                        By: /s/ Jean Pierre Collardeau
                                           ______________________________
                                           Name: Jean Pierre Collardeau
                                           Title: President




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                                  Exhibit A



[Exhibit A to this document is attached as Exhibit 10 to the Form 10-Q filed by the Company on May 15, 2000]